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                                  Exhibit 23.1

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                          INDEPENDENT AUDITORS' CONSENT
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              We consent to the use of our report dated December 29, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 2001-1 (Registration Statement No. 333-50790), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




/s/Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
December 29, 2000